EXHIBIT 10.1
STOCKHOLDERS AGREEMENT
THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of February 21, 2023, by and between ONTRAK, INC., a Delaware corporation (the “Company”), and ACUITAS CAPITAL LLC, a Delaware limited liability company (the “Stockholder”). Except as otherwise provided herein, capitalized terms used herein are defined in Section 4 hereof.
Recitals
A.The Stockholder, together with its Affiliates, owns of record and beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) 83,765,266 shares (“Existing Shares”) of common stock, par value $0.0001 per share of the Company (“Common Stock”); and
B.Pursuant to the terms of that certain Master Note Purchase Agreement, dated as of April 15, 2022, by and among the Company, the Stockholder and the Collateral Agent (as defined therein) (as the same may be amended or modified from time to time in accordance with its terms, the “Purchase Agreement”), Acuitas Group Holdings, LLC, an Affiliate of the Stockholder, acquired and may in the future acquire from the Company (i) the Commitment Shares (as defined therein), (ii) one or more Warrants (as defined therein), and (iii) the Conversion Shares (as defined therein, and collectively with the Commitment Shares and the shares of Common Stock issuable upon exercise of the Warrants, the “New Securities”).
AGREEMENT
The parties to this Agreement, intending to be legally bound, agree as follows:
1.Voting Covenant. At all times during any Effective Period, the Stockholder hereby agrees, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, to cause all the Outstanding Voting Securities beneficially owned by the Stockholder, and to cause each Affiliate of the Stockholder to cause all the Outstanding Voting Securities they respectively beneficially own, to be voted (a) in favor of an amendment to the certificate of incorporation or bylaws of the Company that would require the Board of Directors to include not fewer than three Independent Directors at all times, (b) in favor of the election or re-election of Independent Directors nominated for election by the Board of Directors or by the nominating committee of the Board of Directors unless the failure of a nominee to be elected or re-elected to the Board of Directors would not result in the Company having fewer than three Independent Directors following such election and (c) against any proposal or action that would result in the Board of Directors having fewer than three Independent Directors at all times.
2.Interested Transactions. Notwithstanding anything in the Company’s Organizational Documents to the contrary, at all times during any Effective Period, the Company shall not enter into any transaction between the Company or any of its Affiliates, on the one hand, and Stockholder or any of its Affiliates (excluding the Company and its Affiliates), on the other hand, unless it is approved by a majority of the Independent Directors then serving on the Board of Directors, and any such transaction not so approved shall be deemed void ab initio. The Stockholder shall not, and shall cause its controlled Affiliates not to, take any action to cause the Company to act in contravention of the preceding sentence. Notwithstanding the provisions of Section 253 of General Corporation Law of the State of Delaware (as the same may be amended or modified from time to time, and any successor statute thereto, “Section 253”), the Stockholder shall not, and shall cause its controlled Affiliates not to, effect, or attempt or seek to effect, any transaction that could be effected under Section 253, unless such transaction is approved by a majority of the Independent Directors then serving on the Board of Directors, and any such transaction not so approved shall be deemed void ab initio.
3.Representations and Warranties; Agreements. The Stockholder represents and warrants as of the date hereof that (a) this Agreement has been duly authorized, executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of the Company, constitutes the valid and binding obligation of the Stockholder, enforceable in accordance with its terms, and (b) the

Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. The Stockholder hereby agrees that it shall not, either directly or indirectly, grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.
4.Definitions
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.
“Board of Directors” means the board of directors of the Company.
“Change of Control” means (a) any sale or transfer (in one transaction or in a series of transactions) of all or substantially all (as defined under Delaware law) of the assets of the Company on a consolidated basis, or (b) any direct or indirect sale or transfer (in one transaction or in a series of transactions) of a majority of the outstanding equity securities of the Company, as a result of which any Person or group (other than the Stockholder and/or any of its Affiliates) obtains direct or indirect possession of voting power (under ordinary circumstances) to elect a majority of the Board of Directors, including by means of a consolidation, merger or reorganization of the Company with or into any other entity or entities as a result of which any Person or group (other than the Stockholder and/or any of its Affiliates) obtains direct or indirect possession of voting power (under ordinary circumstances) to elect a majority of the surviving entity’s governing body.
“Effective Period” means any of the following periods of time: (a) the period beginning at the Effective Time and ending at the Effective Time Initial Termination Time, and (b) the period beginning at any Effective Time Restart and ending at the Effective Time Restart Termination Time applicable to such Effective Time Restart. For the avoidance of doubt, the parties agree that there may be multiple Effective Periods during the term of this Agreement.
“Effective Time” means the time, if ever, that the Stockholder’s and its Affiliates’ beneficial ownership of the Company’s capital stock equals at least 50% of the Outstanding Voting Securities following the issuance of any of the New Securities.
“Effective Time Initial Termination Time” means such time, if ever, as the Stockholder’s and its Affiliates’ beneficial ownership of the Company’s capital stock equals less than 50% of the Outstanding Voting Securities following the Effective Time for at least 90 calendar days.
“Effective Time Restart” means the time, if ever, and from time to time, after the Effective Time Initial Termination Time, that the Stockholder’s and its Affiliates’ beneficial ownership of the Company’s capital stock equals at least 50% of the Outstanding Voting Securities.
“Effective Time Restart Termination Time” means such time, if ever, as the Stockholder’s and its Affiliates’ beneficial ownership of the Company’s capital stock equals less than 50% of the Outstanding Voting Securities following the immediately preceding Effective Time Restart for at least 90 calendar days.
“Independent Director” means a director who is not an executive officer or employee of the Company, who would satisfy the standards for being considered an independent director under the rules of The NASDAQ Global Market and who, in the opinion of a majority of the Independent Directors then serving on the Board of Directors, has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director; provided, that it is acknowledged and agreed that an Independent Director shall not include (a) Stockholder or Terren S. Peizer, (b) any Person who is an employee of Stockholder, Terren S. Peizer or any of their respective Affiliates (excluding the Company), (c) any Person who, directly or indirectly, has a material business relationship with Stockholder or Terren S. Peizer, or (d) any Person who, directly or indirectly, is otherwise an Affiliate of Stockholder or Terren S. Peizer; provided, further, however, that, notwithstanding the preceding proviso, a Person shall not be precluded from being determined to be an Independent Director solely because such Person serves on the Board of Directors of an entity with Terren S. Peizer.
“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association, incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, voting agreements, agreements among holders of equity interests and similar documents, instruments or agreements, in each case, relating to the organization or governance of such Person, in each case, as amended or supplemented.
“Outstanding Voting Securities” means, as of the date and time of determination, all shares of Common Stock then issued and outstanding.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
5.Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall automatically terminate upon the consummation of a Change of Control of the Company.
6.Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholder unless such modification, amendment or waiver is approved in writing by the Company (including the prior approval of a majority of the Independent Directors then serving on the Board of Directors) and Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
7.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
8.Entire Agreement. This Agreement contains the complete agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements and representations by or between the parties hereto (whether written or oral) which may have related to the subject matter hereof or thereof in any way.
9.Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholder and his heirs and estate.
10.Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed and delivered by electronic signature; and, upon such delivery, the electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other parties.
11.Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, in addition to other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Agreement, in each case without the requirement of posting a bond or proving actual damages. All of the Company’s rights under this Agreement may be enforced by a majority of the Independent Directors then serving on the Board of Directors. Any recovery in connection with an action, suit or proceeding to enforce this Agreement for the benefit of the Company shall be for the proportionate benefit of the stockholders other than the Stockholder and his Affiliates.
12.Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid), sent by reputable overnight courier service (charges prepaid) or sent by email to the addresses set forth below or to such other address such party has specified by prior written notice to the other party. Notices shall be deemed to have been given hereunder when delivered personally, five (5) days after deposit in the U.S. mail, one day after deposit with a reputable overnight courier service (charges prepaid) or upon confirmation of transmission after being sent by email:
The Company:
Ontrak, Inc.
2200 Paseo Verde Parkway, Suite 280
Henderson, NV 89052
Attention: James Park
Email: jpark@ontrakhealth.com
with a copy to (which shall not constitute notice to the Company):
Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 100
San Diego, CA 92130-4092
Attention: John D. Tishler, Esq.
Email: jtishler@sheppardmullin.com
Stockholder:
Acuitas Capital, LLC
2120 Colorado Avenue, #230
Santa Monica, CA 90404
Attention: Terren S. Peizer
Email: terren@AcuitasGH.com

13.Governing Law; Consent to Jurisdiction. This Agreement will be governed and construed in accordance with the internal laws of the State of Delaware. Each party hereby (a) agrees to the exclusive jurisdiction of the Delaware Court of Chancery (or, if such court declines to accept jurisdiction, any other federal or state court located in Wilmington, Delaware) with respect to any claim or cause of action arising under or relating to this Agreement, (b) waives any objection based on forum non conveniens and waives any objection to venue of any such suit, action or proceeding, (c) waives personal service of any and process upon it, and (d) consents that all services of process be made by registered or certified mail (postage prepaid, return receipt requested) directed to it at its address stated in Section 12 and service so made will be complete when received. Nothing in this Section 13 will affect the rights of the parties to serve legal process in any other manner permitted by law.
14.Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

15.Descriptive Headings, etc. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the term “including” herein shall mean “including without limitation.”
16.No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as it was drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement. The parties hereto intend that each covenant contained herein shall have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same or similar subject matter (regardless of the relative levels of specialty) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first covenant.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
Company:
Ontrak, Inc.

By: /s/ James Park
Name: James Park
Title: Chief Financial Officer

Stockholder:

Acuitas Capital, LLC

By: /s/ Terren S. Peizer
Name: Terren S. Peizer
Title: Chairman

[Signature Page to Stockholders Agreement]